PARAGON TRADE BRANDS, INC.
                                     Subsidiaries of the Company

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
                     SUBSIDIARY                                 JURISDICTION OF INCORPORATION
                     ----------                                 -----------------------------
Paragon Trade Brands (Canada) Inc.                           Canada
Paragon Trade Brands FSC, Inc.                               U.S. Virgin Islands
PTB International, Inc.                                      State of Delaware
PTB Acquisition Sub, Inc.                                    State of Delaware
PTB Holdings, Inc.                                           State of Ohio
Paragon-Mabesa International, S.A. de C.V. (49%)             Mexico
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